Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-144281) pertaining to the 1999 Stock Plan and the 2007 Equity Incentive Plan of comScore, Inc.,

(2)	Registration Statement (Form S-8, No. 333-155355) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.,

(3)	Registration Statement (Form S-8, No. 333-159126) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.,

(4)	Registration Statement (Form S-8, No. 333-166349) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.,

(5)	Registration Statement (Form S-8, No. 333-172838) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.,

(6)	Registration Statement (Form S-8, No. 333-179625) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.,

(7)	Registration Statement (Form S-8, No. 333-186764) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.,

(8)	Registration Statement (Form S-8, No. 333-194010) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.,

(9)	Registration Statement (Form S-8, No. 333-202221) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.,

(10)	Registration Statement (Form S-8, No. 333-209310) pertaining to the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan and the Rentrak Corporation 2011 Incentive Plan,

(11)	Registration Statement (Form S-8, No. 333-225400) pertaining to the 2018 Equity and Incentive Compensation Plan of comScore, Inc., and

(12)	Registration Statement (Form S-1, No. 333-226246) pertaining to the offer and sale of shares of comScore, Inc. common stock by the selling stockholders named therein;

of our report dated March 23, 2018, with respect to the consolidated financial statements of comScore, Inc. included in this Annual Report (Form 10-K) of comScore, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Tysons, Virginia
February 28, 2019